GulfMark Offshore, Inc.

Announces 2nd Quarter 2004 Earnings Release Date

and Conference Call Information

     HOUSTON, TX, July 27, 2004 - GulfMark Offshore, Inc. (NASDAQ:GMRK) today announced plans to report earnings for the second quarter and three months ended June 30, 2004, after the market closes on Tuesday, August 3, 2004. The Company will conduct a conference call at 9:00 a.m. EDT on Wednesday, August 4, 2004, to discuss the results with analysts, investors and other interested parties. Individuals who wish to participate in the conference call should dial (888) 273-9889 in the United States or (612) 332-0932 from outside the country.

     The conference call may also be accessed via the Internet at http://www.vcall.com.

     A telephonic replay of the conference call will be available after 12:30 p.m. EDT on August 4, 2004 through August 7, 2004 and can be accessed by dialing (800) 475-6701 (international calls should use (320) 365-3844) and entering access code 740739. A replay will be available for approximately 30 days through the Internet and can be accessed by visiting the above-referenced Internet address.

     GulfMark Offshore, Inc. provides marine transportation services to the energy industry through a fleet of fifty (50) offshore support vessels, primarily in the North Sea, offshore Southeast Asia, Brazil, India and West Africa.

Contact: Edward A. Guthrie, Executive Vice President

(713) 963-9522

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risk, uncertainties and other factors. Among the factors that could cause actual results to differ materially are: price of oil and gas and their effect on industry conditions; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where the Company operates; changes in competitive factors; delay or cost overruns on construction projects and other material factors that are described from time to time in the Company's filings with the SEC. Consequently, the forward-looking statements contained herein should not be regarded as representations that the projected outcomes can or will be achieved.